Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Commercial Vehicle Group, Inc.:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements and financial statement schedule of Commercial Vehicle Group, Inc. and subsidiaries (the “Company”) for the period ended December 31, 2011, dated March 13, 2012 appearing in the Annual Report on Form 10-K of Commercial Vehicle Group, Inc. for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Columbus, Ohio

August 22, 2014